Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Supply Rare Cannabinoids to Radicle
Science’s “Radicle Energy Study” to Assess the
Health Effects of THCV

●	Study will use delta-9 dominant THCV manufactured by InMed’s subsidiary BayMedica

●	Assesses key health outcomes for energy, focus, appetite and weight/BMI

●	Provides valuable evidence-based data on cannabinoids for consumers, brands and healthcare providers

Vancouver, BC and South San Francisco, CA – May 05, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, is pleased to announce that its subsidiary, BayMedica, will be providing rare cannabinoids for use in Radicle Science, Inc.’s Radicle Energy rare cannabinoid study to assess the effects of delta-9 (“d-9”) dominant tetrahydrocannabivarin (“THCV”) on energy, focus/attention, appetite and weight/BMI. BayMedia will be supplying its highly pure d-9 dominant THCV, formulated into a proprietary lozenge manufactured by Trokie.

This rare cannabinoid, consumer-based investigation will measure the effects of the Company’s d-9 dominant THCV in a randomized, blinded, placebo-controlled study in up to 900 adult participants aged 21 and older who reside in the United States. The study includes three dosing groups including a placebo group (no THCV), each delivered via Trokie’s proprietary lozenge technology. The study is set to begin participant recruitment in May and will run for a four week period starting in June with results expected during the summer. The study is part of Radicle Science’s large scale investigations into several rare cannabinoids involving up to 10,000 participants in total, the largest of its kind to date.

“We are excited to be part of this groundbreaking study with Trokie and Radicle Science in advance of our commercial launch of d-9 dominant THCV. Radicle Science has been at the forefront of cannabinoid research, providing much needed scientific evidence to validate the effects of cannabinoids, and Trokie is a leader in unique and effective delivery systems for cannabinoids,” said Dr. Shane Johnson, SVP and General Manager of BayMedica. “As a company driven by data and science, independent third-party research provides important information as we continue to expand our product portfolio of rare cannabinoids for the health and wellness market. Evidence-based decision making is key to facilitate adoption of rare cannabinoids by consumers, brands and healthcare providers. This research will advance the understanding of rare cannabinoids, which have been historically under-investigated.”

Dr. Emily Pauli, Pharm.D, Chief Research Officer of Radicle Science, added, “Consumers have been reporting anecdotal benefits from THCV; but, to date, we have sparse evidence on it and other rare cannabinoids. We look forward to analyzing the results of this inaugural study of THCV, which is the first of its kind in a consumer-driven setting. With the large number of participants, we can assess whether there are meaningful improvements with energy and focus, as well as any impact on appetite. With our innovative AI-enabled approach, we can study diverse Americans across the country - which may also reveal personalized factors that impact the effect of THCV.”

“This study continues Trokie’s commitment to developing products based on scientific evidence and rigorous standards” said Gavin Chandler, CFA, CEO and President of Trokie. “The Radicle Science Discovery platform is the gold standard in the health and wellness industry for understanding how cannabinoid products can provide health benefits across many different populations. We are excited to partner with BayMedica on this study, with their differentiated rare cannabinoids of exceptional quality and purity, which matches our product philosophy.” Trokie’s Advisory Board member, Jordan Tishler, MD, President of the Association of Cannabinoid Specialists and faculty at Harvard Medical School, added, “The Radicle Energy study will significantly add to the body of knowledge regarding the health effects of lesser known cannabinoids like THCV. The combination of Trokie’s novel delivery system, BayMedica’s high purity cannabinoids, and Radicle’s Discovery study platform provide an excellent opportunity to learn more about how these products can improve human health.”

BayMedica – We do cannabinoids differently

BayMedica manufactures rare cannabinoids through novel synthetic methods that ensure reproducible quality and purity. The Company’s products are manufactured under food-grade GMP (Good Manufacturing Practice) standards for the health and wellness sector, and are bioidentical to plant-derived compounds. These cannabinoids can be custom formulated for a variety of consumer health and wellness applications including supplements, nutraceuticals, cosmetics and animal health. Utilizing reproducible processes guarantee the purity and consistency of our cannabinoids each and every time. Furthermore, these production methods can be scaled up to meet demand to ensure that clients have an ongoing source of cannabinoids without supply chain concerns. BayMedica has large scale batches of cannabidivarin (“CBDV”), cannabichromene (“CBC”) and cannabicitran (“CBT”) available for wholesale purchase and will be commencing B2B sales of d-9 dominant tetrahydrocannabivarin (“THCV”) soon.

About THCV:

Tetrahydrocannabivarin, also known as THCV, or d9-THCV, is a naturally occurring compound of the Cannabis sativa plant, and is an analog of the better known major cannabinoid, tetrahydrocannabinol (“THC”). While these two cannabinoids share a similar structure and name, they have very different physiological effects. Notably, unlike THC which is intoxicating and produces a “high” or euphoric effect, and is a scheduled compound that is federally illegal unless prescribed by a physician, THCV is non-intoxicating and is not a scheduled compound.

Learn more about InMed’s Cannabinoids in Development: https://www.inmedpharma.com/pharmaceutical/cannabinoids-in-development/

Learn more about BayMedica’s THCV: https://www.baymedica.com/tetrahydrocannabivarin-thcv/

Learn more about BayMedica’s CBC: https://www.baymedica.com/cannabichromene-cbc/

About InMed:

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica, LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

About Radicle Science:

Radicle Science is an AI-driven healthtech B-corp offering the first ever scalable path to validate and predict the effects of health and wellness products, transforming them into democratized precision solutions for ailments or enhancement of human function. Radicle Science leverages a proprietary data analytics platform and a virtual, direct-to-consumer (D2C) clinical trial model to deliver objective health outcome data across diverse populations and conditions—all at a fraction of the cost and time of traditional methods. The Radicle Vision is a future where affordable, accessible health and wellness products are trusted by patients, recommended by healthcare providers, reimbursed by insurance and used as widely as pharmaceutical drugs. Learn more at www.RadicleScience.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: providing rare cannabinoids for use in Radicle Science, Inc.’s Radicle Energy rare cannabinoid study to assess the effects of delta-9 (“d-9”) dominant tetrahydrocannabivarin (“THCV”) on energy, focus/attention, appetite and weight/BMI; supplying its highly pure d-9 dominant THCV, formulated into a proprietary lozenge manufactured by Trokie; a consumer-based investigation will measure the effects of the Company’s d-9 dominant THCV in a randomized, blinded, placebo-controlled study in up to 900 adult participants aged 21 and older who reside in the United States; a study includes three dosing groups including a placebo group (no THCV), each delivered via Trokie’s proprietary lozenge technology; a groundbreaking study with Trokie and Radicle Science in advance of our commercial launch of d-9 dominant THC; Radicle Science being at the forefront of cannabinoid research, providing much needed scientific evidence to validate the effects of cannabinoids, and Trokie being a leader in unique and effective delivery systems for cannabinoids; independent third-party research providing important information as we continue to expand our product portfolio of rare cannabinoids for the health and wellness market; evidence-based decision making being key to facilitate adoption of rare cannabinoids by consumers, brands and healthcare providers; research that will advance the understanding of rare cannabinoids, which have been historically under-investigated; analyzing the results of this inaugural study of THCV, which is the first of its kind in a consumer-driven setting; a large number of participants, we can assess whether there are meaningful improvements with energy and focus, as well as any impact on appetite; an innovative AI-enabled approach, we can study diverse Americans across the country - which may also reveal personalized factors that impact the effect of THCV; developing products based on scientific evidence and rigorous standards; The Radicle Science Discovery platform is the gold standard in the health and wellness industry for understanding how cannabinoid products can provide health benefits across many different populations; differentiated rare cannabinoids of exceptional quality and purity; significantly add to the body of knowledge regarding the health effects of lesser known cannabinoids like THCV; combination of Trokie’s novel delivery system, BayMedica’s high purity cannabinoids, and Radicle’s Discovery study platform provide an excellent opportunity to learn more about how these products can improve human health; manufactures rare cannabinoids through novel synthetic methods that ensure reproducible quality and purity; manufactured under food-grade GMP (Good Manufacturing Practice) standards for the health and wellness sector, and are bioidentical to plant-derived compounds; cannabinoids can be custom formulated for a variety of consumer health and wellness applications including supplements, nutraceuticals, cosmetics and animal health; Utilizing reproducible processes guarantee the purity and consistency of our cannabinoids each and every time; production methods can be scaled up to meet demand to ensure that clients have an ongoing source of cannabinoids without supply chain concerns; being a global leader in the research, development, manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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